Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Allstar Restaurants, Inc. on Form SB-2 of our audit report, dated October 6, 2005 of Allstar Restaurants, Inc. which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

HJ & Associates, LLC

Salt Lake City, Utah

November 9, 2005